EXHIBIT 23.3

     To:  The Securities and Exchange Commission
     Re: Vista Exploration Corporation



                                 EXPERT CONSENT

I consent to the reference to me in the discussion contained in "About Us and Our Current Plan of Operation - - Phase 1 - Our Area of Interest" and under the heading "Experts" in the Prospectus, which is part of this Post-Effective Amendment No. 1 to Registration Statement No. 333-65708 of Vista Exploration Corporation.


                  /s/ William T. Stoeckinger
                  --------------------------
                  William T. Stoeckinger
                  Bartlesville, Oklahoma
                  July 20, 2002